Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Centerra Gold Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/26/2026
Reporting Entity ESTMA Identification Number	E676176		Original Submission Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports – Subsidiary Reporting Entities Included in Report:	E330870 Thompson Creek Metals Company Inc. E634191 AuRico Metals Inc.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Snyder				Date	5/26/2026
Position Title	Executive Vice President and Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Centerra Gold Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E676176
Subsidiary Reporting Entities (if necessary)	E330870 Thompson Creek Metals Company Inc. E634191 AuRico Metals Inc.
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Nii-Gyap Hereditary Chiefs of the Gitxsan Nation				200,000					200,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Kemess Project.
Canada	McLeod Lake Indian Band			1,070,000						1,070,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine.
Canada	Tsay Keh Dene First Nation				80,000					80,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Kemess Project.
Canada	Nak’azdli Whut’en			1,960,000						1,960,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine.
Canada -British Columbia	Province of British Columbia		5,620,000		3,080,000					8,700,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine, Endako Mine and Kemess Project. See Note 4 below
Canada	Village of Fraser Lake		740,000							740,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Endako Mine. See Note 4 below.
Turkey	Government of Turkey		65,280,000	37,270,000	850,000					103,400,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars. Payments for Fees mainly include payments for the Oksut Mine.
Turkey	Town of Develi			660,000	180,000					840,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars. Consists of payments for the Oksut Mine.
United States of America	Esmeralda County				80,000					80,000	Payments made in US dollars. Consists of payments for the Goldfield Project.
United States of America	State of Nevada				130,000					130,000	Payments made in US dollars. Consists of payments for the Goldfield Project.
United States of America	County of Custer		430,000							430,000	Payments made in US dollars. Consists of payments for Thompson Creek Mine.
United States of America	Government of the United States				670,000					670,000	Payments made in US dollars. Consists of payments for the Thompson Creek Mine and the following exploration properties: Goldfield Project, Oakley, Cherry Creek, Jones Creek, and Green Springs.

Additional Notes:

1. Report is prepared in US dollars, the functional currency of the Reporting Entity.

2. The US equivalent of the C$100,000 reporting threshold was determined using the USD/CAD exchange rate as of the close of December 31, 2025 of US$0.7287 to C$1.00. This results in a reporting threshold of US$72,870.

3. Payments made in currencies other then US dollars above were converted from source currency to US dollars using spot exchange rates on the application date of transaction. Ranges of the applicable exchange rates used are as follows (in all cases, USD 1. 00 equal to): Canadian Dollar: 1.4541 - 1.3571

Turkey Lira: 42.9557 - 35.3046

4. Centerra holds a 75% joint venture interest in the Endako Mine. The payments included in this report represent 100% of the reportable payments made by the Endako joint venture in 2025.

5. Amounts in the “Payments by Project” table may not balance with those in the “Payments by Payee” table due to rounding.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Centerra Gold Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E676176
Subsidiary Reporting Entities (if necessary)	E330870 Thompson Creek Metals Company Inc. E634191 AuRico Metals Inc.
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Endako Mine	800,000		110,000					910,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. See Note 4 below.
Canada	Kemess Project	380,000		420,000					800,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars.
Canada	Mount Milligan Mine	5,180,000	3,030,000	2,830,000					11,040,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars.
Turkey	Oksut Mine	65,280,000	37,910,000	820,000					104,010,000	Payments in Turkish Lira. See Note 3 below for exchange particulars.
Turkey	Other Projects		20,000	210,000					230,000

Payments in Turkish Lira. See Note 3 below for exchange particulars. Other projects consists of the following exploration properties: Karataş, Kiremitli, Nallihan, Postalli, Sivritepe, Yanikli, Yaylasaray, and Ulu.

United States of America	Thompson Creek Mine	430,000		240,000					670,000	Payments made in US dollars.
United States of America	Goldfield Project			340,000					340,000	Payments made in US dollars.
United States of America	Oakley, Cherry Creek, Jones Creek, and Green Springs			300,000					300,000	Payments made in US dollars.

Additional Notes[3]:

1. Report is prepared in US dollars, the functional currency of the Reporting Entity.

2. The US equivalent of the C$100,000 reporting threshold was determined using the USD/CAD exchange rate as of the close of December 31, 2025 of US$0.7287 to C$1.00. This results in a reporting threshold of US$72,870.

3. Payments made in currencies other then US dollars above were converted from source currency to US dollars using spot exchange rates on the application date of transaction. Ranges of the applicable exchange rates used are as follows (in all cases, USD 1. 00 equal to): Canadian Dollar: 1.4541 - 1.3571

Turkey Lira: 42.9557 - 35.3046

4. Centerra holds a 75% joint venture interest in the Endako Mine. The payments included in this report represent 100% of the reportable payments made by the Endako joint venture in 2025.

5. Amounts in the “Payments by Project” table may not balance with those in the “Payments by Payee” table due to rounding.